UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2008
eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
2145 Hamilton Avenue
San Jose, CA 95125
(Address of principal executive offices)
(408) 376-7400
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 16, 2008, eBay Inc. announced the following:
▪	Rajiv Dutta was resigning as President of eBay Marketplaces and as a director of eBay.

▪	Lorrie Norrington, President, eBay Marketplaces Operations, has been named by eBay’s board of directors to succeed Mr. Dutta as President of eBay Marketplaces.
Mr. Dutta will continue to work with Ms. Norrington on the transition until October 2008 and will subsequently act as a consultant through the end of the year. Under the terms of a separation agreement, subject to certain conditions, Mr. Dutta will remain eligible to vest with respect to (i) the remaining one-half of his performance-based restricted stock unit (“PBRSU”) grant for the 2007 performance period and (ii) 8/12th of one-half of his PBRSU grant for the 2007-2008 performance period, subject to satisfaction of the associated performance criteria for the 2007-2008 performance period. Subject to certain conditions, Mr. Dutta will also remain eligible to receive 8/12th of the amount he would have received with respect to the 2008 annual component of the eBay Incentive Plan had he remained eligible to receive payment in 2009 with respect to the 2008 annual component, less any applicable withholding taxes.
A copy of eBay’s press release announcing these management changes is attached as an exhibit to this filing. The attached press release also announces that the responsibilities of Stephanie Tilenius, General Manager of eBay North America, will be increased.
In addition, the Compensation Committee of eBay’s board of directors has approved the following revised compensation arrangements for Robert Swan, eBay’s Chief Financial Officer:

▪	a special one-time award of an option (vesting over a four-year period) to purchase 500,000 shares of eBay common stock. One-half of the stock options awarded to Mr. Swan will be granted and priced on the second Friday of August 2008 (the “Initial Grant Date”) in accordance with the Company’s standard grant practices and one-half on the date 27 weeks from the Initial Grant Date;

▪	a special one-time award of 130,000 restricted stock units to be made in accordance with the Company’s standard grant practices, and vesting in equal portions on each of the first three anniversaries of the date of grant; and

▪	a severance arrangement in the event of Mr. Swan’s termination without cause (as such term will be defined in Mr. Swan’s employment letter) providing a cash payment equal to two years’ target cash compensation (defined as annual base salary plus target annual incentive bonus) if the termination occurs within two years of the date of the severance agreement, one and one-half years’ target cash compensation if the termination occurs more than two but within three years of the date of the severance agreement, and one year’s target cash compensation if the termination occurs more than three years after the date of the severance agreement.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.
The following exhibit is furnished with this report:
99.1          Press release dated July 16, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
Date: July 18, 2008	/s/ Michael R. Jacobson
	Name:	Michael R. Jacobson
	Title:	Senior Vice President, Legal Affairs, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated July 16, 2008.